EXHIBIT 10.9

                            MONTEREY RESOURCES, INC.
                               SEVERANCE PROGRAM

        This Severance Program (the "Program") is being adopted by Monterey Resources, Inc. (the "Company") effective as of October 1, 1996. The Program is designed, inter alia, to assure a degree of financial security to Eligible Employees (as defined below) from the possible elimination of their jobs as a result of a Change in Control (as defined below) and other appropriate events and to provide benefits in connection with a limited program of terminations.

A.      DEFINITIONS

        1. "Acquiring Company" means any person or persons not affiliated with or currently employed by SFER, the Company or its Subsidiaries who become(s) the beneficial owner(s) of all or substantially all of the stock of SFER, the Company or of 25% or more of the fair market value of the assets of SFER, the Company and its Subsidiaries in one or a series of related transactions as a result of the execution of a definitive purchase agreement with SFER, the Company or one of its Subsidiaries.

        2. "Base Salary" means the Eligible Employee's highest regular rate of base salary during the 24-month period prior to the date of termination of employment, excluding overtime, bonuses and other compensation, computed on a weekly basis.

        3. "Cause" means, with respect to termination of the employment of an Eligible Employee by the Company or Subsidiary, (a) the willful and continued failure by the Eligible Employee to substantially perform his duties with the Company or Subsidiary (other than any such failure resulting from his incapacity due to physical or mental illness), (b) the willful engaging by the Eligible Employee in conduct which is demonstrably and materially injurious to the Company or Subsidiary, monetarily or otherwise, or (c) the failure to relocate at the Company's or Subsidiary's request to another locality of either the Company or any Subsidiary in a substantially similar position at substantially similar wages; provided, however, in no event shall a failure to relocate in conjunction with or following a Closing or Change in Control constitute Cause. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Eligible Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or Subsidiary.
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        4.      A "Change in Control" shall be deemed to have occurred if:

                a. any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any trustee or other fiduciary holding securities under an employee benefit plan of SFER or an affiliate thereof, or any company owned, directly or indirectly, by the stockholders of SFER or an affiliate thereof in substantially the same proportions as their ownership of stock of SFER), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange
                         Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of SFER's then outstanding securities;

                b. during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors of SFER (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with SFER to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by SFER's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                c. the stockholders of SFER approve a merger or consolidation of SFER with any other company other than (i) a merger or consolidation which would result in the voting securities of SFER outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of SFER (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of SFER (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of SFER's then outstanding securities; or

                d. the stockholders of SFER approve a plan of complete liquidation of SFER or an agreement for the sale or disposition by SFER or an agreement for the sale or disposition by SFER of all or substantially all of SFER's assets. For purposes of this clause (d), the term "the sale or disposition by SFER of all or substantially all of SFER's assets" shall mean a sale or other disposition transaction or series of related transaction involving assets of SFER or of any





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                         Subsidiary of SFER (including the stock of any
                         Subsidiary of SFER) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of SFER (as defined below). For purposes of the preceding sentence, the "fair market value of SFER" shall be the aggregate market value of the Company's outstanding common stock of SFER (on a fully diluted basis) plus the aggregate market value of SFER's other outstanding equity securities. The aggregate market value of SFER's common stock shall be determined by multiplying the number of shares of SFER's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price for SFER's common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of SFER shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of SFER's common stock or by such other method as the Board shall determine is appropriate. However, notwithstanding anything in this clause (d) to the contrary, a spinoff or distribution of the stock of a Subsidiary to those persons who were stockholders of SFER immediately prior to such spinoff or distribution in substantially the same proportion as their ownership of SFER stock immediately prior to such spinoff or distribution shall not constitute a "sale or disposition by SFER of all or substantially all of SFER's assets."

                e. If SFER ceases to own 80% of the combined voting power of the then outstanding voting securities of the Company, the term "Company" shall be substituted for SFER as used in this definition of "Change of Control" and all other appropriate places; provided, however, as long as SFER owns 35% or more of the combined voting power of the voting securities of the Company, the above "Change in Control" definition shall be applied separately with respect to SFER and with respect to the Company as substituted for SFER in the definition, and a Change in Control with respect to either SFER or the Company in such situation shall be a Change in Control for purposes of this Plan. Notwithstanding anything herein to the contrary, a distribution by SFER to its stockholders of its interest in such voting securities of the Company shall not constitute a Change in Control.

        5. "Closing" means the event or events whereby all, or substantially all of the stock of SFER or the Company or 25% or more of the assets of SFER or the Company are





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                conveyed or transferred to an Acquiring Company in one or a series of related transactions.

        6. "Committee" shall mean a committee comprised of R. Graham Whaling, David B. Kilpatrick, and Lou E. Shuflin to be the administrator regarding the application of the Program. Subject to paragraph B.1, the members of the Committee may be changed from time to time by the Board.

        7. "Company" means Monterey Resources, Inc. or any successor company.

        8. "Constructive Termination" shall mean the actual termination or resignation of an Eligible Employee from the Company and its participating Subsidiaries or from the Acquiring Company and its affiliates, as the case may be, occurring in conjunction with or within 24 months after a Change in Control or Closing, whichever is applicable, due to any of the following events:

                a. The assignment of any duties materially and adversely inconsistent with the position in the Company or Subsidiary, as the case may be, held immediately prior to the Closing or Change in Control, or a significant adverse alteration in the nature or status of the Eligible Employee's responsibilities or the conditions of employment from those in effect immediately prior to the Closing or Change in Control;

                b. A reduction of 25% or more in the Eligible Employee's total compensation consisting of Base Salary and the Company's Incentive Compensation Plan, except for comparable percentage reductions in total compensation similarly affecting all management personnel of the Company or, if applicable, the Acquiring Company or all management personnel of any person in control of the Acquiring Company, if applicable;

                c. The discharge of the Eligible Employee in conjunction with or after a Closing or Change in Control for failure to relocate to a location outside the metropolitan area in which his office is located immediately prior to the Closing or Change in Control;

                d. The failure to pay to the Eligible Employee any portion of current compensation or to pay to the Eligible Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company or Subsidiary within seven days of the date such compensation is due;

                e. A 25% reduction in the overall level of benefits under the Company's group life insurance, medical, health, accident, disability and pension plans after a





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                         Closing or Change in Control, unless the employee is
                         compensated by an increase in Base Salary, or unless there is a comparable percentage reduction affecting all management employees of the Company or Acquiring Company or persons in control of the Acquiring Company, as the case may be; or

                f. The failure to obtain a satisfactory agreement from an Acquiring Company or any successor to the Company to assume and agree to continue this Program.

        9. "Credited Service" shall be the same as the "Service" for which each employee is credited under the Company's 401(k) plan for vesting purposes. A partial month of service shall be credited as a full month.

        10. "Eligible Employee" means any regular, full-time employee of the Company or any of its participating Subsidiaries who (i) is not a member of a unit that is covered by any collective bargaining agreement with the Company or participating Subsidiary, unless such bargaining agreement provides for the participation of its members in this Program, and (ii) is involuntarily terminated or constructively terminated, as defined herein, from the Company or participating Subsidiary other than for Cause, disability or death. Notwithstanding the foregoing however, an Eligible Employee (i) who is offered, but declines, a substantially comparable position, in the metropolitan area in which his office is located, with either the Company or a Subsidiary that has adopted this Program or maintains its own formal severance program that covers at least 80% of its employees who would otherwise be Eligible Employees hereunder if it adopted this Program, or (ii) who, after commencement of payment or benefits under this Program, but prior to having received the full amount of the Severance Allowance or benefits for which he was qualified, obtains a position with the Company or a Subsidiary (whether or not substantially comparable to his former position) shall cease to be an Eligible Employee and forfeit any right to any payment and benefits or further payment and benefits hereunder. Further, under no circumstances will an employee qualify as an Eligible Employee if that employee is eligible to receive benefits under any other formal severance program of the Company or a Subsidiary; provided, however, the foregoing shall not apply with respect to a termination that is in connection with or following a Change in Control or Closing unless such other program offers substantially comparable benefits.

        11. "Severance Allowance" means the total Severance Allowance available to an Eligible Employee pursuant to Section C1.

        12.     "SFER" means Santa Fe Energy Resources, Inc.





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        13.     "Subsidiary" means any corporation, partnership or other entity of which, at the date of the Eligible Employee's termination of employment, the Company owns (directly or indirectly) 50% or more of the outstanding voting securities. A "participating Subsidiary" means any Subsidiary that has adopted this Program with the written consent of the Committee.

        14. "Vacation" means the vacation amount as provided under the Company's existing vacation policy. In the event an Eligible Employee has a written agreement providing additional vacation benefits, that agreement will govern.

B.      IMPLEMENTATION AND AMENDMENT

        1. Subject to amendment of the Program as provided below, this Program shall continue in effect through December 31, 1996; provided, however, that commencing on January 1, 1997, and each January 1 thereafter, the Program shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Board determines that the Program shall not be so extended; and provided, further, notwithstanding any provision herein to the contrary, that if a Change in Control shall have occurred during the original or extended term of this Program, this Program shall continue in effect for a period of not less than 24 months beyond the month in which such Change in Control occurred, during which time Company is contractually bound to maintain the Program, and, provided further the membership of the Committee cannot be changed during the 24 months immediately following such Change in Control, except with the written consent of a majority of the members of the Committee.


        2. The Company shall determine the date an Eligible Employee's termination of employment will be effective. Unless such termination was the result of Constructive Termination, the Eligible Employee will agree to work until such date, or such other date as is mutually agreed to by the Company and the Eligible Employee. Failure to do so will result in forfeiture of any Severance Allowance and other benefits due that Eligible Employee under this Program.

        3. No payments can be made under the terms of this Program unless the Eligible Employee has first terminated employment from the Company and its participating Subsidiaries or the Acquiring Company and its affiliates, as the case may be. An Eligible Employee's continued employment following a Closing or Change in Control shall not be deemed to be consent to, or a waiver of rights with respect to, any circumstance listed above for a period of two years from the Closing or Change in Control.

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
        4. The adoption of this Program is entirely voluntary on the part of the Company and is not intended nor shall it be construed as creating a contract of employment between the Company or its successors or any participating Subsidiary and any Eligible Employee, nor be construed as a term of employment.

        5. The Committee shall have the full discretionary authority to administer the Program, to construe and interpret the Program, to decide all questions of eligibility, to determine the amount, manner and time of payment of any payments and benefits hereunder and to make all other determinations deemed necessary or advisable for the administration of the Program.

        6. The Board, in its sole discretion, may amend the Program at any time or times in such manner as it deems appropriate; provided, however, no such amendment (or any part of an amendment, as the case may be) made either (i) within six months prior to a Change in Control or Closing or (ii) on or within 24 months after a Change in Control or Closing shall be effective with respect to any Eligible Employee to the extent such amendment (or part thereof) would reduce the Severance Allowance or any other benefit such Eligible Employee would have received under the Program but for such amendment. Further, no amendment may reduce or adversely affect any benefits already in pay status under the Program at the date of such amendment. In addition, the Committee may amend the Program, subject to the above limitations; provided, however, that no such amendment by the Committee may significantly increase the benefits or costs of the Program.

C.      SEVERANCE ALLOWANCE

        1. The amount of Severance Allowance will be determined by the following formula:

                         One week's Base Salary per 12 months of Credited Service, plus one week's Base Salary per $4,000 of annual Base Salary, plus one week's Base Salary for each year of age above 40. The sum of the weeks and fractional weeks will be rounded to the next highest full week. One weeks' Base Salary will be computed by dividing Base Salary by 52.

                         However, the minimum amount will be 8 weeks' Base Salary and the maximum amount will be one year's Base Salary.

                a. The amount of the Severance Allowance shall be paid in a lump sum as soon as practicable following termination, unless the installment option is elected by the Eligible Employee. Certain other benefits as described in Section D, however, are continued for a limited period as provided therein.

                                      -or-

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
                b. At the election of the Eligible Employee (made prior to termination), the amount of the Severance Allowance shall be paid in equal monthly installments over a period designated by the Eligible Employee, but not to exceed 24 months, commencing after his or her date of termination. Certain benefits as described in Section D, however, are continued for a limited period as provided therein.

        2. If the terminated Eligible Employee is receiving a Severance Allowance in monthly installments under option C1(b) and subsequently accepts a job outside the Company's affiliated group, the remaining balance will be paid in a lump sum at the election of the Eligible Employee. Interest will not be paid on any installment payments. Severance Allowance payments will be subject to withholdings for all applicable taxes and appropriate deductions for employee benefits.

        3. In the event an Eligible Employee dies after the termination of his employment and before having received the full amount of the Severance Allowance for which the Eligible Employee was qualified, the Eligible Employee's spouse or, if there is no spouse, the beneficiary designated by the employee under the Company-sponsored group term life insurance plan, may continue to receive installment payments under C1(b) or in lieu thereof may receive a lump sum payment of the remaining balance.

        4. In no event shall the aggregate amounts paid pursuant to this Program to any Eligible Employee exceed two times the Eligible Employee's "annual compensation" (as defined in DOL Reg.
                Section 2510.3-2(b)(2)) for the year immediately preceding the termination of service.

        5. Notwithstanding any other provisions of this Program to the contrary, an Eligible Employee shall not be eligible to receive a Severance Allowance or any other benefits under this Program unless the Eligible Employee executes a release and waiver in a form provided by the Company; provided, however, the foregoing shall not apply to a termination of employment that is in conjunction with or following a Change in Control. No Severance Allowance or other benefits shall be due or payable under this Program prior to the effectiveness of such release and waiver, if applicable.

        6. Further, and notwithstanding the foregoing provisions of this Program, payments or benefits otherwise to be provided to an Eligible Employee under this Program shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), but only if, by reason of such reduction, the Eligible Employee's net after tax benefit shall exceed the net after tax benefit if such reduction were not made.

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        7.      Notwithstanding the foregoing provisions of this Program, the amount of any payment provided under this Program shall be reduced by any similar payment made by the Company required by any federal or state law with respect to such termination of employment.

D.      OTHER BENEFITS

        All benefits under other employee welfare benefit plans maintained by the Company and its Subsidiaries shall cease upon the date of termination except as described below.

        1. Whether the Severance Allowance is paid as a lump sum under C1(a) or in installments under C1(b), effective on the day following the date of termination, and for two years following (the "Severance Period"), the Eligible Employee automatically will continue to be covered by the group medical, dental and employee life insurance plans in which he participates on the date his employment terminates or in any successor plan thereto for similarly situated active employees of the Company and its affiliates; provided, however, that the amount of life insurance shall not exceed two times the Eligible Employee's annual base salary in effect on the date his employment terminates (except in the case of an employee's "grandfathered" benefit under a prior plan); and provided further, that the Eligible Employee makes the employee contributions required, if any, of similarly situated active employees for such coverage. The Eligible Employee will be subject to any modifications to these benefits that are generally applicable to such active employees, but in no event shall the Company terminate such benefits prior to the end of the Severance Period, except should the Eligible Employee cease to make the employee contributions as may be required hereunder. In the event there cease to be any such active employees of the Company and its affiliates during the Severance Period, the benefits shall nonetheless continue for the remainder of the Severance Period at the levels (and, if applicable, the active employee premium cost) in effect immediately prior to such date. Any contributory portion of an Eligible Employees "grandfathered" life insurance benefit may be continued or terminated at the Eligible Employee's choice. Medical and dental coverage will be extended to include all eligible dependents during the Severance Period, provided that such dependents were covered under the Eligible Employee's medical and dental coverage on the date of his termination.

        2. Notwithstanding the above, coverage will cease when the terminated Eligible Employee becomes covered under another group health plan (other than one sponsored by the Company for retirees) which does not contain any exclusion or limitation with respect to any preexisting condition of such Eligible Employee. If on the commencement of, during or immediately following the end of the severance period provided hereunder the terminated Eligible Employee is eligible and elects to retire under the Retirement Plan, medical and life insurance benefits will be provided to the retiree in accordance with the terms of the Company's Group Health Benefits

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                and Group Life Insurance Plans, as described in the Company's
                Options Plus Benefits Handbook or similar publications and benefit plan documents automatically beginning as of the end of the severance period provided hereunder.

        3. If an Eligible Employee does not qualify for group health and life insurance as a retiree under the Company's Group Health Benefits Plan or Group Life Insurance Plan, a conversion privilege for employee life insurance and medical benefits will be provided within 31 days of the date coverage ceases. No conversion privilege is available for dental benefits.

        4. The group medical and dental benefits provided herein are for the purpose, in part, of providing at employer expense (other than the employee charge, if any, for HMO and Hospital Association coverage) "continuation coverage" after termination of employment as required under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). To the extent that COBRA requires any benefits or rights in addition to those provided for by this Program, the Company shall comply with such law and notify the Eligible Employee or other persons of such rights. However, to the extent this Program provides any greater rights or benefits than those required by COBRA, the Eligible Employees shall receive such greater rights or benefits under this Program.

        5. The above "other" welfare benefits will be payable under such other plans and programs.

        6. Accrued and earned vacation will be paid in a lump sum, following termination.

E.      OUTPLACEMENT COUNSELING

        The Company may (but shall not be obligated to) provide, at times and places specified, outplacement counseling to Eligible Employees designated by the Company as terminated. The Company will have sole discretion in selection of the outside vendor and services to be provided.

F.      CLAIM REVIEW PROCEDURE

        1. All inquiries concerning claims under the Program shall be submitted to the Company and shall be addressed as follows: Mr.
                L. D. Riggs, 5201 Truxtun, Suite 100, Bakersfield, California 93309.

                In the event that any claim for benefits is denied in whole or in part, the Company shall notify the claimant in writing of such denial and shall advise the claimant of his or her right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific

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                references to the Program provisions on which such denial is based, a description of any information or material necessary for the claimant to perfect his or her claim, an explanation of why such material is necessary and an explanation of the Program's review procedure. Such written notice shall be given to the claimant within a reasonable period of time after the claim is filed with the Company.

        2. Any person or his or her duly authorized representative, whose claim for benefits is denied in whole or in part may appeal from such denial by submitting to the company a request for a review of the claim within 60 days after receiving written notice of such denial from the Company. The Company shall give the claimant an opportunity to review pertinent documents in preparing his or her request of review.

        3. The request for review must be in writing and shall be addressed as follows: Mr. L. D. Riggs, 5201 Truxtun, Suite 100, Bakersfield, California 93309. The request for review shall set forth all of the grounds upon which it is based, all facts and support thereof and any other matters which the claimant deems pertinent. The Company may require the claimant to submit such additional facts, documents or other material as the Company may deem necessary or appropriate in making its review.

        4. The Company shall act upon each request for review within 60 days after receipt thereof unless special circumstances require further time for processing, but in no event shall the decision on review be rendered more than 120 days after the Company receives the request for review.

        5. The Company shall give written notice of its decision to the claimant. In the event that the Company confirms the denial of application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial and specific references to the Program provisions on which the decision is based.

G.      ERISA REQUIREMENTS

        The following paragraphs contain specific information required by the Employee Retirement Income Security Act of 1974 (ERISA):

                The name of the plan is Monterey Resources, Inc. Severance Program. The Sponsor of the Program is:

                         Monterey Resources, Inc.
                         5201 Truxtun, Suite 100
                         Bakersfield, California 93309

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
                The Program is a welfare benefit severance plan under ERISA. The Administrators of the Program are the members of the Committee, which may be contacted as follows:

                         Monterey Severance Plan Committee
                         Monterey Resources, Inc.
                         5201 Truxtun, Suite 100
                         Bakersfield, California 93309
                         (805) 322-3992

        Mr. Terry L. Anderson, General Counsel, Monterey Resources, Inc., 5201 Truxtun, Suite 100, Bakersfield, California 93309 is designated as agent for legal process.] Service of legal process may also be made upon written request to the Plan Administrator.

        The Company's Tax Identification Number (TIN) assigned by the Internal Revenue Service is 76-051993. The TIN for the Plan Administrator is applied for. The Program's plan identification number is 5_____.

        Severance Allowances are paid from the general assets of the Company. The other benefits, if any, provided hereunder, i.e., continued medical, dental or life insurance benefits, shall be payable under such other plan or program. As a welfare benefits severance plan, the benefits provided hereunder are not subject to the insurance provisions of the Pension Benefit guaranty Corporation (PBGC).

        You are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

                Examine, without charge at the office of the Plan
                Administrator, all plan documents and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

                Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. A reasonable charge may be made for the copies.

                Receive a summary of the plan's annual report. The plan administrator is required by law to furnish each Eligible Employee with a copy of the summary annual report.

        In addition to creating rights for plan participants, ERISA imposes duties upon people who are responsible for the operation of the plan. The people who operate your plan, called "fiduciaries" of the plan, have the duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining

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        a benefit or exercising you rights under ERISA.  If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have a right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If its should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if its finds your claim is frivolous.

        If you have any questions about this statement or your rights under ERISA, you should contact the Plan Administrator or the Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

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